Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-206353) and Form S-8 (File No. 333-206360) of Skypeople Fruit Juice, Inc. (the “Company”) of our report dated November 5, 2016, relating to the Company's consolidated financial statements which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

/s/ Jia Roger Qian Wang, CPA
Jia Roger Qian Wang, CPA
Flushing, NY

November 25, 2016